INDEPENDENT AUDITORS' CONSENT


         We consent to the use in the Registration Statement of HomeSeekers.com, Incorporated on Form SB-2 of our report dated September 24, 1998 on the consolidated balance sheets of HomeSeekers.com, Incorporated (formerly NDS Software, Inc.) as of June 30, 1998 and 1997, and the related statements of operations, stockholders' deficit and cash flows for the years then ended.

         We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Albright, Persing & Associates, Ltd.
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ALBRIGHT, PERSING & ASSOCIATES, LTD.
Reno, Nevada
March 5, 1999